UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): April 19, 2005

NEW DRAGON ASIA CORP.
(Exact name of registrant as specified in charter)

FLORIDA	001-15046	88-0404114
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

Room 3605, 36/F News Building
2 Shen Nan Zhong Road
Shenzhen, PRC, 518027
(Address Of Principal Executive Offices) (Zip Code)

011-86-755-2595-1100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

  On April 19, 2005, Heng Jing Lu and Ling Wang resigned as members of the Compensation Committee of the Registrant. The Compensation Committee did not meet since these members were appointed as members of the Committee and no compensation decisions were made while these individuals were members of the Committee.

The Board of Directors of the Registrant agreed by written consent to nominate Qi Xue and Feng Ju Chen to serve as members of the Compensation Committee. Zhi Yong Jiang will remain a member of the Committee. The Compensation Committee of the Registrant is charged with the responsibility of reviewing and approving executive officers’ compensation. The Board of Directors of the Company have determined that the newly appointed members of the Committee and Mr. Jiang are deemed to be independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW DRAGON ASIA CORP.

By:	/s/ Peter Mak

Name: Peter Mak
Title: Chief Financial Officer

Dated: April 28, 2005